Exhibit 99.2

SERVICE PROPERTIES TRUST
Introduction to Unaudited Pro Forma Combined Financial Statements
(dollars in thousands)

On June 2, 2019, Service Properties Trust (formerly Hospitality Properties Trust), or SVC, we, us, or our, entered an Equity Purchase Agreement, or the SMTA Agreement, with SMTA REIT and certain of its subsidiaries, or collectively, SMTA, pursuant to which we agreed to acquire from SMTA all the equity interests in 767 net lease service-oriented retail properties, or collectively, the SMTA Properties, with approximately 12 million rentable square feet net leased to tenants in 23 different industries in 43 states for total consideration of $2,482,382, including $2,384,577 in cash consideration, $82,069 of prepayment penalties in order to extinguish the existing mortgage debt on the portfolio and $15,736 of other capitalized acquisition costs. We completed the acquisition of the SMTA Properties on September 20, 2019.

We acquired the SMTA Properties with cash on hand primarily from the proceeds from $1,700,000 aggregate principal amount of senior notes we issued in underwritten public offerings on September 18, 2019 and borrowings under our revolving credit facility, or the Related Financings.

In addition, at acquisition, we classified 148 of the SMTA Properties that we expect to sell, or the SMTA Dispositions, as held for sale.

The following unaudited pro forma combined balance sheet as of June 30, 2019 reflects our financial position, as if the acquisitions of the SMTA Properties, the Related Financings and the SMTA Dispositions, or the Transactions, were completed on June 30, 2019. The unaudited pro forma combined statements of income for the year ended December 31, 2018 and the six months ended June 30, 2019 present our results of operations as if the Transactions were completed on January 1, 2018 and January 1, 2019, respectively. These unaudited pro forma combined financial statements should be read in conjunction with (i) our unaudited condensed financial statements and related notes thereto as of and for the three and six months ended June 30, 2019, which are included in our Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission, or the SEC, on August 9, 2019, (ii) the combined statement of revenues and certain expenses of the SMTA Properties included as Exhibit 99.1 in Item 9.01(a) of this Current Report on Form 8-K/A, and (iii) our audited consolidated financial statements for the year ended December 31, 2018 and the notes thereto included in our Annual Report on Form 10-K filed with the SEC on February 27, 2019.

These unaudited pro forma combined financial statements are provided for informational purposes only. Our results of operations may be significantly different than what is presented in these unaudited pro forma combined financial statements. In the opinion of SVC's management, all adjustments necessary to reflect in all material respects the effects of the Transactions have been included.

The allocation of the purchase price of the acquisitions of the SMTA Properties, including those properties included in the SMTA Dispositions, reflected in the unaudited pro forma combined financial statements is based upon preliminary estimates of the fair values of the assets acquired and liabilities assumed. Consequently, amounts preliminarily allocated to these assets acquired and liabilities assumed could change significantly from those reflected in the unaudited pro forma combined financial statements.

These unaudited pro forma combined financial statements are not necessarily indicative of our expected financial position or results of operations for any future period. Differences could result from numerous factors, including future changes in our portfolio of investments, changes in interest rates, changes in our capital structure, changes in property level operating expenses, changes in property level revenues, including rents expected to be received pursuant to our existing leases or leases we may enter into during and after June 30, 2019 and for other reasons. Actual future results are likely to be different from amounts presented in these unaudited pro forma combined financial statements and such differences may be significant.

SERVICE PROPERTIES TRUST
Unaudited Pro Forma Combined Balance Sheet
As of June 30, 2019
(dollars in thousands, except per share data)

	Historical	Unsecured Debt Financing (A)	Acquisition of SMTA Properties (B)	Disposal of SMTA Assets Held for Sale (C)	Pro Forma
ASSETS
Real estate properties:
Land	$1,674,653	$—	$388,057	$—	$2,062,710
Buildings, improvements and equipment	8,002,833	—	1,201,922	—	9,204,755
Total real estate properties, gross	9,677,486	—	1,589,979	—	11,267,465
Accumulated depreciation	(3,026,473)	—	—	—	(3,026,473)
Total real estate properties, net	6,651,013	—	1,589,979	—	8,240,992
Cash and cash equivalents	15,688	2,482,382	(2,482,382)	—	15,688
Assets held for sale	—	—	604,989	(604,989)	—
Restricted cash	37,792	—	—	—	37,792
Due from related persons	75,939	—	—	—	75,939
Other assets, net	397,314	—	291,434	—	688,748
Total assets	$7,177,746	$2,482,382	$4,020	$(604,989)	$9,059,159

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$90,000	$810,372	$—	(604,989)	$295,383
Unsecured term loan, net	397,591	—	—	—	397,591
Senior unsecured notes, net	3,602,333	1,680,461	—	—	5,282,794
Security deposits	123,637	—	—	—	123,637
Accounts payable and other liabilities	298,625	—	4,020	—	302,645
Due to related persons	8,118	—	—	—	8,118
Total liabilities	4,520,304	2,490,833	4,020	(604,989)	6,410,168

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 164,454,537 shares issued and outstanding	1,645	—	—	—	1,645
Additional paid in capital	4,546,737	—	—	—	4,546,737
Cumulative other comprehensive loss	(129)	—	—	—	(129)
Cumulative net income available for common shareholders	3,466,464	(8,451)	—	—	3,458,013
Cumulative common distributions	(5,357,275)	—	—	—	(5,357,275)
Total shareholders’ equity	2,657,442	(8,451)	—	—	2,648,991
Total liabilities and shareholders’ equity	$7,177,746	$2,482,382	$4,020	$(604,989)	$9,059,159

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

SERVICE PROPERTIES TRUST
Unaudited Pro Forma Combined Statement of Income
For the Year Ended December 31, 2018
(amounts in thousands, except per share data)

	Historical	Acquisition of SMTA Properties (D)	Disposal of SMTA Assets Held for Sale (E)	Pro Forma Adjustments		Pro Forma
Revenues:
Hotel operating revenues	$1,960,958	$—	$—	$—		$1,960,958
Rental income	328,446	186,304	(48,417)	(4,429)	(H)	461,904
FF&E reserve income	5,132	—	—	—		5,132
Total revenues	2,294,536	186,304	(48,417)	(4,429)		2,427,994

Expenses:
Hotel operating expenses	1,392,355	—	—	—		1,392,355
Other operating expenses	—	2,757	(1,075)	6,026	(I)	7,708
Depreciation and amortization	403,077	—	—	109,693	(J)	512,770
General and administrative	104,862	—	—	9,527	(K)	114,389
Total expenses	1,900,294	2,757	(1,075)	125,246		2,027,222

Dividend income	2,754	—	—	—		2,754
Unrealized losses on equity securities	(16,737)	—	—	—		(16,737)
Interest income	1,528	—	—	—		1,528
Interest expense	(195,213)	—	—	(87,076)	(L)	(282,289)
Loss on early extinguishment of debt	(160)	—	—	—		(160)
Income before income taxes and equity in earnings of an investee	186,414	183,547	(47,342)	(216,751)		105,868
Income tax expense	(1,195)	—	—	—		(1,195)
Equity in earnings of an investee	515	—	—	—		515
Net income	$185,734	$183,547	$(47,342)	$(216,751)		$105,188

Weighted average common shares outstanding (basic)	164,229					164,229
Weighted average common shares outstanding (diluted)	164,258					164,258

Net income per common share (basic and diluted)	$1.13					$0.64

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

SERVICE PROPERTIES TRUST
Unaudited Pro Forma Combined Statement of Income
For the Six Months Ended June 30, 2019
(amounts in thousands, except per share data)

	Historical	Acquisition of SMTA Properties (F)	Disposal of SMTA Assets Held for Sale (G)	Pro Forma Adjustments		Pro Forma
Revenues:
Hotel operating revenues	$997,053	$—	$—	$—		$997,053
Rental income	135,915	90,834	(23,246)	(2,215)	(H)	201,288
FF&E reserve income	2,502	—	—	—		2,502
Total revenues	1,135,470	90,834	(23,246)	(2,215)		1,200,843

Expenses:
Hotel operating expenses	700,828	—	—	—		700,828
Other operating expenses	—	2,189	(1,002)	2,972	(I)	4,159
Depreciation and amortization	198,561	—	—	54,846	(J)	253,407
General and administrative	24,442	—	—	4,764	(K)	29,206
Total expenses	923,831	2,189	(1,002)	62,582		987,600

Gain on sale of real estate	159,535	—	—	—		159,535
Dividend income	1,752	—	—	—		1,752
Unrealized losses on equity securities	(39,811)	—	—	—		(39,811)
Interest income	1,086	—	—	—		1,086
Interest expense	(99,367)	—	—	(43,538)	(L)	(142,905)
Income before income taxes and equity in earnings of an investee	234,834	88,645	(22,244)	(108,335)		192,900
Income tax expense	(799)	—	—	—		(799)
Equity in earnings of an investee	534	—	—	—		534
Net income	$234,569	$88,645	$(22,244)	$(108,335)		$192,635

Weighted average common shares outstanding (basic)	164,281					164,281
Weighted average common shares outstanding (diluted)	164,324					164,324

Net income per common share (basic and diluted)	$1.43					$1.17

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

SERVICE PROPERTIES TRUST
Notes to Unaudited Pro Forma Combined Financial Statements
(dollars in thousands)

Unaudited Pro Forma Combined Balance Sheet Adjustments

(A)
On September 18, 2019, we issued $1,700,000 aggregate principal amount of senior notes in public offerings, or the Offerings, which included $825,000 aggregate principal amount of 4.35% senior notes due 2024, $450,000 aggregate principal amount of 4.75% senior notes due 2026 and $425,000 aggregate principal amount of 4.95% senior notes due 2029. Net proceeds from these Offerings were $1,680,461 after discounts and expenses and were used to fund a portion of the acquisition of the SMTA Properties described below in Note B. We financed the remaining portion of the SMTA purchase price with borrowings under our revolving credit facility.

In connection the SMTA Transaction, a syndicate of lenders committed to provide us with a one year unsecured term loan facility, under which we would be able to borrow up to $2,000,000. We terminated these commitments in September 2019 and recorded a loss on early extinguishment of debt of $8,451 to write off unamortized issuance costs.

(B)
The adjustments represent the effects of the acquisition of the SMTA Properties on September 20, 2019 for total consideration of $2,482,382, including $2,384,577 in cash consideration, $82,069 of prepayment penalties in order to extinguish the existing mortgage debt on the portfolio and $15,736 of other capitalized acquisition costs. We funded this acquisition with cash on hand primarily from the proceeds from the Offerings described above in Note A and borrowings under our revolving credit facility. This acquisition will be accounted as an asset acquisition. The allocation of the purchase price is based on estimates of the fair values of the assets acquired and liabilities assumed and could change significantly from those reflected in the unaudited pro forma combined financial statements.

Land	$388,057
Buildings, improvements and equipment	1,201,922
Acquired real estate leases (1)	291,434
Real estate, cost	1,881,413
Assets held for sale	604,989
Below market leases	(4,020)
Total purchase price, net	$2,482,382

(1) Acquired real estate leases includes capitalized above market leases of $9,705, acquired in place real estate leases of
$247,015 and capitalized leasing commission costs of $34,714.

(C)
Upon closing of the SMTA Transaction, we classified 148 of the SMTA Properties we plan to sell with 3.3 million square feet as held for sale. We expect to complete the SMTA Dispositions in less than one year, and have recorded these properties at their estimated fair value less costs to sell. The net proceeds from the sale of these properties are expected to be used to repay amounts outstanding under our revolving credit facility. The estimates of fair value of the assets to be sold less costs to sell of $2,648 to sell could change significantly from those reflected in the unaudited pro forma combined financial statements.

Unaudited Pro Forma Combined Statement of Income Adjustments

(D)	The adjustments represent the historical revenues and certain expenses of the SMTA Properties for the year ended December 31, 2018.

(E)	The adjustments represent the historical revenues and certain expenses of the SMTA Dispositions for the year ended December 31, 2018.

(F)	The adjustments represent the historical revenues and certain expenses of the SMTA Properties for the six months ended June 30, 2019.

(G)	The adjustments represent the historical revenues and certain expenses of the SMTA Dispositions for the six months ended June 30, 2019.

(H)
The adjustments represent estimated non-cash adjustments recorded as a reduction to revenue related to the leases acquired in the acquisition of the SMTA Properties. The reduction to rental income is as follows:

	Year Ended December 31, 2018	Six Months Ended June 30, 2019
Non-cash adjustments to lease revenue	$(4,429)	$(2,215)

(I)
The adjustments represent the effect on other operating expenses for the Transactions of $6,026 and $2,972 for the periods ended December 31, 2018 and June 30, 2019, respectively, based on our contractual obligation to pay property management fees and other reimbursable expenses under our property management agreement with our manager, The RMR Group LLC, or RMR LLC.

(J)
The adjustments represent estimated depreciation and amortization expenses of $109,693 and $54,846 for the SMTA Properties (excluding the SMTA Dispositions) based on the estimated fair values of the acquired assets for the periods ended December 31, 2018 and June 30, 2019, respectively. Real estate investments are depreciated on a straight line basis over estimated useful lives ranging up to 40 years. Capitalized acquired in place leases, exclusive of the value of acquired above market and below market lease values, are amortized on a straight line basis over a weighted average remaining lease term of 9.2 years.

(K)
The adjustments represent the effect on general and administrative expenses related to the Transactions. General and administrative expenses adjustments of $9,527 and $4,764 for the periods ended December 31, 2018 and June 30, 2019, respectively, are based on our contractual obligation to pay business management fees under our business management agreement with RMR LLC.

(L)
The adjustments to interest expense represent (i) interest expense related to the Offerings described above in Note A and (ii) borrowings under our unsecured revolving credit facility aggregating $810,372 to complete the acquisition of the SMTA Properties less the estimated proceeds from the SMTA Dispositions of $604,989 as if all of these transactions occurred as of January 1, 2018 and January 1, 2019, respectively. The components of the interest expense adjustments are as follows:

	Year Ended December 31, 2018	Six Months Ended June 30, 2019
$825,000 Senior Notes due 2024
Borrowings for SMTA Properties acquisition	$825,000	$825,000
Interest rate	4.35%	4.35%
Cash interest	35,888	17,944
Amortization of debt issuance costs and debt discounts	1,352	676
	37,240	18,620
$450,000 Senior Notes due 2026
Borrowings for SMTA Properties acquisition	450,000	450,000
Interest rate	4.75%	4.75%
Cash interest	21,375	10,688
Amortization of debt issuance costs and debt discounts	621	310
	21,996	10,998
$425,000 Senior Notes due 2029
Borrowings for SMTA Properties acquisition	425,000	425,000
Interest rate	4.95%	4.95%
Cash interest	21,038	10,519
Amortization of debt issuance costs and debt discounts	805	402
	21,843	10,921
Net Acquisition Borrowings under Revolving Credit Facility:
Estimated net borrowings for SMTA Properties acquisition	205,383	205,383
Interest rate (1)	2.92%	2.92%
	5,997	2,999
Total interest expense adjustments	$87,076	$43,538

(1)
As of September 30, 2019, the annual interest rate payable on borrowings under our revolving credit facility was 2.92%. A change in the interest rate by plus or minus one-eighth of one percentage point would increase or decrease, respectively, pro forma annual interest expense by approximately $257 and $128 for the periods ended December 31, 2018 and June 30, 2019, respectively.